181004

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of
[signature]
Barbara K. Cegavske
Secretary of State
State of Nevada

Document Number
20150357690-28
Filing Date and Time
08/07/2015 7:42 AM
Entity Number
E0228952010-3

Statement of Change of Registered Agent by Represented Entity

(PURSUANT TO NRS 77.340)

This form may be submitted by: the Represented Entity to appoint a new Registered Agent or amend own service of process info. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Represented Entity:
REVE TECHNOLOGIES, INC.

2. Entity File Number: E0228952010-3

3. This statement of change will have the following effect: (check only one)

[X] Appoints a new agent for service of process (complete 4a or 4b)

[ ] Updates contact information of the Represented Entity acting as own agent (complete 4c)

4. Information in effect upon the filing of this statement: (complete only one section)

a) Commercial Registered Agent:
LEGALINC CORPORATE SERVICES INC.
Name

b) Noncommercial Registered Agent:

Name

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

c) Title of Office or Other Position within Represented Entity:

Name of Title or Position

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

5. Signature of Represented Entity: (required)

X [signature]
Authorized Signature

08-06-2015
Date

6. Registered Agent Acceptance: (required)

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

8-7-2015
Date

FEE: $60.00

This form must be accompanied by appropriate fees.

090204

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20150357691-39
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 08/07/2015 7:42 AM
	Entity Number E0228952010-3

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Revo Technologies, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3: Increase the amount of authorized common stock to one billion (1,000,000,000) shares, par value $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 22,000,000

4. Effective date and time of filing: (optional) Date: August5, 2015 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.